EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in Registration Statement No. 333-22745 of Diamond Offshore Drilling, Inc. on Form S-8 of our report dated June 26, 2007, appearing in this Annual Report on Form 11-K/A (Amendment No. 1) of Diamond Offshore 401(k) Plan for the year ended December 31, 2006.
/s/ DELOITTE & TOUCHE LLP
Houston, Texas
June 29, 2007

15